                         SUBORDINATED CONVERTIBLE NOTE

US $176,277,533       EEX Reserves Funding LLC

     THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE, (3) TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO THEIR PURCHASE OF ANY SECURITIES OFFERED HEREBY, DELIVER TO THE INITIAL PURCHASERS A LETTER CONCERNING CERTAIN REPRESENTATIONS AND AGREEMENTS AND (3) IN ACCORDANCE WITH ALL APPLICABLE LAWS OF THE STATES OF THE UNITED STATES.

          EEX Reserves Funding LLC, a Delaware limited liability company, for value received, hereby by promises to pay to EEX Corporation, or its registered assigns, the principal sum at Stated Maturity of $176,277,533, on December 31, 2009.

     1.  Principal and Interest.

         EEX Reserves Funding LLC, a Delaware limited liability company (such company and its successors and assigns hereinafter referred to, being herein called the "COMPANY"), promises to pay the principal amount of this Convertible Note to the Holder hereof on December 31, 2009.

         This Convertible Note is issued at a discounted principal value of $100,000,000. This Convertible Note will accrete in value in the manner specified below in this paragraph at a rate of 11 1/2% per annum, compounded quarterannually, on each March 31, June 30, September 30 and December 31, commencing on March 31, 2000, to an aggregate principal amount of $176,277,533 by December 31, 2004. Thereafter, interest will accrue on this Convertible Note at a rate of 14 1/2% per annum from December 31, 2004 and will be payable in cash quarterannually on March 31, June 30, September 30 and December 31 of each year (an "INTEREST PAYMENT DATE"), commencing on March 31, 2005, to the Holder hereof until the principal amount is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided for in this Convertible Note be paid to the Person in whose name this Convertible Note (or the Convertible Note in exchange or substitution for which this Convertible Note was issued) is registered at the close of business on the Record Date for the interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on March 15, June 15, September 15, or December 15, as the case may be, whether or not a Business Day,

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immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided below in this Section 1. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

          To the extent lawful, the Company shall pay interest on (i) if prior to March 31, 2004, any overdue Accreted Value of (and premium, if any, on) this Convertible Note or, if on or after March 31, 2004, any overdue principal amount at Stated Maturity of (and premium, if any, on) this Convertible Note, at the interest rate borne on this Convertible Note plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, by acceleration or otherwise.

     "ACCRETED VALUE" is defined to mean for any date of determination (a "SPECIFIED DATE"), the amount provided below for each $1,000 principal amount at Stated Maturity of the Convertible Notes:

          (a) if the Specified Date occurs on one of the following dates (each a "QUARTER-ANNUAL ACCRUAL DATE"), the Accreted Value will equal the amount set forth below for such Quarter-Annual Accrual Date:

Quarter-Annual Accrual Date                                    Accreted Value
---------------------------                                    --------------
     March 31, 2000...........................................   $ 583.60
     June 30, 2000............................................     600.38
     September 30, 2000.......................................     617.64
     December 31, 2000........................................     635.39
     March 31, 2001...........................................     653.66
     June 30, 2001............................................     672.45
     September 30, 2001.......................................     691.79
     December 31, 2001........................................     711.68
     March 31, 2002...........................................     732.14
     June 30, 2002............................................     753.18
     September 30, 2002.......................................     774.84
     December 31, 2002........................................     797.12
     March 31, 2003...........................................     820.03
     June 30, 2003............................................     843.61
     September 30, 2003.......................................     867.86
     December 31, 2003........................................     892.81
     March 31, 2004...........................................     918.48

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Quarter-Annual Accrual Date                                    Accreted Value
---------------------------                                    --------------
     June 30, 2004............................................     944.89
     September 30, 2004.......................................     972.05
     December 31, 2004........................................   $1000.00

          (b) if Specified Date occurs before the first Quarter-Annual Accrual Date, the Accreted Value will equal the sum of (i) $567.29 and (ii) an amount equal to the product of (A) the Accreted Value for the first Quarter-Annual Accrual Date less the original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Quarter-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (c) if Specified Date occurs between two Quarter-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Quarter-Annual Accrual Date immediately preceding such Specified Date and (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Quarter-Annual Accrual Date less the Accreted Value for the immediately preceding Quarter-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 90; or

          (d) if the Specified Date occurs after the last Quarter-Annual Accrual Date, the Accreted Value will equal $1,000.

     2. Method of Payment. The Company shall pay interest on this Convertible Note to the registered Holder of this Convertible Note as provided above. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable by wire transfer of Federal Funds.

     3. Optional Redemption. The Convertible Notes will be redeemable at the option of the Company at any time after (but not before) the payment in full of all of the Company's obligations, if any, under the Definitive Agreements (the "SENIOR OBLIGATIONS") at a Redemption Price equal to the Accreted Value on the Redemption Date, if redeemed prior to December 31, 2004, or the Principal Amount at Stated Maturity, if redeemed after December 31, 2004, plus in any such case accrued and unpaid interest (if any) to the Redemption Date. At least 3 Business Days but no more than 30 days before a Redemption Date, the Company shall give a written notice of redemption to the Registered Holder whose Convertible Notes are to be redeemed. Such notice shall state the Repayment Date (which shall be a Business Day) and the Redemption Price.

          If less than all of the Convertible Notes are to be redeemed at any time, the Convertible Notes to be redeemed will be on a pro rata basis. If any Convertible Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above

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and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Convertible Note on such Record Date.

          The Convertible Notes are not subject to any sinking fund.

     4. Transfer and Exchange. By its acceptance of any Convertible Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such a Convertible Note acknowledges the restrictions on transfer of such a Convertible Note set forth in the Private Placement Legend set forth on each Convertible Note issued on the Issue Date and agrees that it will transfer such a Convertible Note only in accordance with the Private Placement Legend.

          In connection with any transfer of a Convertible Note bearing the Private Placement Legend, each Holder agrees to deliver to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of Texas, as reasonably may be requested by the Company, to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall not be required to register such transfer.

          Upon the registration of transfer, exchange or replacement of a Convertible Note not bearing the Private Placement Legend, the Company shall deliver a Convertible Note that does not bear the Private Placement Legend.
Upon the transfer, exchange or replacement of a Convertible Note bearing the Private Placement Legend, the Company shall deliver a Convertible Note bearing the Private Placement Legend, unless such legend may be removed from such Convertible Note as provided in the next sentence. The Private Placement Legend may be removed from a Convertible Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of Texas, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Convertible Note will not violate the registration and prospectus delivery requirements of the Securities Act. Upon provision of such evidence, the Company shall execute and deliver in exchange for such Convertible Note, a Convertible Note or Convertible Notes (representing the same aggregate principal amount at Stated Maturity of the Convertible Note being exchanged) without such legend. If the Private Placement Legend has been removed from a Convertible Note, as provided above, no other Convertible Note issued in exchange for all or any part of such Convertible Note shall bear such legend, unless the Company has reasonable cause to believe that such other Convertible Note represents a "restricted security" within the meaning of Rule 144.

     5. Subordination of Convertible Notes. The Indebtedness evidenced by this Convertible Note is, to the extent provided below, subordinate and subject in right of payment to the prior payment in full of all Senior Obligations. Each Holder of this Convertible Note agrees to and shall be bound by these provisions.

          (a) Prior Payment to Senior Obligations. Until such time as all Senior Obligations are paid in full by the Company, the holders of the Senior Obligations shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all

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Definitive Agreements before the Holders of the Convertible Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium, if any, or interest on the Convertible Notes and on account of any amounts due in respect of any Convertible Notes, provided that nothing shall prohibit any accretion in value of the Convertible Notes as contemplated by the terms of Section 1 of this Convertible Note; and to that end until the Senior Obligations are paid in full, the holders of the Senior Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Convertible Notes, which may be payable or deliverable in respect of the Convertible Notes, including without limitation, all such payments or distributions made in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to the Company or its creditors or to a substantial part of its assets, or any proceeding for the liquidation, dissolution or other winding up of the Company or any other assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company.

          In the event that, notwithstanding the foregoing provisions of this Section, the Holder of this Convertible Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Convertible Notes, before all Senior Obligations are paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the Company or, if applicable, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Obligations remaining unpaid, to the extent necessary to pay all Senior Obligations in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations.

          Notwithstanding any provisions of this Section, the Holder of this Convertible Note may receive (i) securities of the Company or other Person as reorganized or readjusted, or securities of the Company or any other Person which are Equity Interests or subordinated in right of payment to all Senior Obligations which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Convertible Notes are so subordinated as provided in this Section or (ii) any accretion in value as contemplated by the terms of Section 1 of this Convertible Note. The consolidation of the Company with, or the merger of the Company into, another Person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section.

          (b) No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the

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Company with the terms, provisions and covenants of this Convertible Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing, the holders of Senior Obligations may, at any time and from time to time, without the consent of or notice to the Holder of this Convertible Note, without impairing or releasing the subordination provided herein or the obligations hereunder of the Holder of this Convertible Note to the holders of Senior Obligations, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of performance or payment of, or renew or alter, Senior Obligations, or otherwise amend or supplement in any manner Senior Obligations or any instrument evidencing the same or any agreement under which Senior Obligations is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations; (iii) release any Person liable in any manner for the collection of Senior Obligations; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          (c) Reinstatement. To the extent any payment of or distribution in respect of the Senior Obligations (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

          (d) Subrogation to Rights of Holders of Senior Obligations. Subject to the prior payment in full of all amounts due on or in respect of the Senior Obligations, the Holders of the Convertible Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Obligations pursuant to the provisions of this Convertible Note to the rights of the holders of such Senior Obligations to receive payments and distributions of cash, property and securities applicable to the obligations of the Company under the Senior Obligations until the principal of, premium, if any, on, interest on, and any other amounts due in respect of, the Convertible Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Obligations of any cash, property or securities to which the Holders of the Convertible Notes would be entitled except for the provisions of this Convertible Note, and no payments over pursuant to the provisions of this Convertible Note to the holders of the Senior Obligations by Holders of the Convertible Notes or the Trustee, shall, as among the Company, its creditors other than holders of obligations of the Company under the Senior Obligations and the Holders of Convertible Notes, be deemed to be a payment or distribution by the Company, to or on account of the Senior Obligations.

          (e) Provisions Solely to Define Relative Rights. The provisions of this Convertible Note are and are intended solely for the purpose of defining the relative rights of the Holders of the Convertible Notes on the one hand and the holders of Senior Obligations on the other hand. Nothing contained in this Convertible Note is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Obligations and the Holders of the

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Convertible Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Convertible Notes, the principal of, premium, if any, on, interest on, and any other amounts due in respect of the Convertible Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company, if any, of the Holders of the Convertible Notes and creditors of the Company other than the holders of Senior Obligations; or (c) prevent the Holder of this Convertible Note from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section of the holders of Senior Obligations to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holders.

          (f) Certain Conversions Deemed Payment. For the purposes of the subordination provisions, (a) neither the issuance and delivery of junior securities upon conversion of Convertible Notes in accordance with Section 6 nor the accretion in value of this Convertible Note in accordance with the provisions of Section 1 shall be deemed to constitute a payment or distribution on account of the principal of, premium, if any, on, interest on, or other amounts due in respect of, Convertible Notes or on account of the purchase or other acquisition of Convertible Notes and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Convertible Note shall be deemed to constitute payment on account of the principal of such Convertible Note. For the purposes of this Section, the term "JUNIOR SECURITIES" means (i) shares of any class of Equity Interests of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Obligations which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent that, the Convertible Notes are so subordinated as provided in this Convertible Note. Nothing contained in the Convertible Notes is intended to or shall impair, as among the Company, its respective creditors other than holders of Senior Obligations and the Holders of the Convertible Notes, the right, which is absolute and unconditional, of the Holder of this Convertible Note to convert this Convertible Note in accordance with and subject to the provisions of this Convertible Note.

      6. Conversion Rights of Convertible Notes. Subject to and upon compliance with the provisions of this Convertible Note, the Holder of this Convertible
Note is entitled, at his, her or its option, at any time after (but not before) the payment in full of the Senior Obligations, to convert this Convertible Note (or any portion of the principal amount at Stated Maturity hereof which equals $10,000 or any integral multiple hereof) at the principal amount at Stated Maturity hereof, or such portion thereof, into fully paid and nonassessable Unit (calculated as to the nearest 1/100 of a Unit of the Company at a conversion price (the "CONVERSION PRICE") of $3,333 of Accreted Value if converted on or prior to December 31, 2004, or of principal amount at Stated Maturity if converted after December 31, 2004, per Unit (or in each case at the current adjusted Conversion Price if an adjustment has been made as provided herein) by surrender of this Convertible Note, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose accompanied by written notice to the Company in the form provided for in this Convertible Note (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Convertible Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. The right to convert Convertible Notes which have been called for redemption will terminate at the close of business on the Redemption Date. In the case of any Convertible Note which is surrendered for conversion during the period from the close of business on any Record Date through and

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including the next succeeding Interest Payment Date (other than any Convertible
Note whose maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Note is registered at the close of business on such Record Date; provided that Convertible Notes surrendered for conversion subsequent to any such Record Date shall (except in the case of Convertible Notes or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in Federal Funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as provided in the immediately preceding sentence, in the case of any Convertible Note which is converted (a) interest whose Stated Maturity is after the date of conversion of such Convertible Note shall not be payable, and (b) no payment or adjustment shall be made upon conversion on account of any dividends or distributions on the Units of the Company issued upon conversion. No fractional Unit of the Company shall be issued upon conversion of Convertible Notes, but instead of any fractional Unit, the Company shall pay a cash adjustment in an amount equal to such fraction multiplied by the Conversion Price.

          Convertible Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Convertible Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Convertible Notes as Holders shall cease, and the Person or Persons entitled to receive the Units of the Company issuable upon conversion shall be treated for all purposes as the record holder or holders of such Units as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holders a certificate or certificates for the number of full Units of the Company issuable upon conversion, together with payment in lieu of any fraction of an Unit, as provided above.

          In the case of any Convertible Note which is converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Convertible Note or Convertible Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Convertible Note.

      7.  Adjustment of Conversion Price.

          (a) In case the Company shall make a dividend or other distribution on any class or series of Equity Interests of the Company exclusively in Units of the Company (other than a distribution referred to in paragraph (c) of this Section), the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Units entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Units of the Company outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Units and the total number of Units constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case the Company shall make a dividend or other distribution on its Units in shares of its Equity Interests

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other than Units, and such dividend or distribution would not otherwise require reduction of the Conversion Price pursuant to paragraph (d), then the Conversion Price and the number and kind of shares of Equity Interests of the Company issuable upon the conversion of a Convertible Note (as in effect immediately prior to such dividend or distribution) shall be proportionately adjusted, so that the Holder of any Convertible Note thereafter converted may receive the aggregate number and kind of Equity Interests of the Company that such Holder would have owned immediately following such dividend or distribution if such Convertible Note had been converted immediately prior thereto. For the purpose of this paragraph (a), the amount of Units of the Company at any time outstanding shall not include Units held in the treasury of the Company but shall include Units issuable in respect of scrip certificates issued in lieu of fractions of Units. The Company shall not pay any dividend or make any distribution on Units held in the treasury of the Company.

          (b) Subject to the last sentence in paragraph (e) of this Section, in case the Company shall make a dividend or other distribution on its Units consisting exclusively of, or shall otherwise issue to all holders of its Units, rights, options or warrants entitling the holders thereof to subscribe for or purchase Units or securities convertible into or exchangeable for Units at a price per share (determined on an as-converted or as-exercised basis if the rights, options or warrants pertain to securities convertible into or exchangeable Units) which is less than the Current Market Price on the date fixed for the determination of holders of Units entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Units outstanding at the close of business on the date fixed for such determination plus the number of Units which the aggregate of the offering price (including the minimum consideration payable upon conversion or exchange of securities convertible into or exchangeable for Units) of the total number of Units offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of Units outstanding at the close of business on the date fixed for such determination plus the number of Units so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of Units at any time outstanding shall not include Units held in the treasury of the Company but shall include Units issuable in respect of scrip certificates issued in lieu of fractions of such Units. The Company shall not issue any rights, options or warrants in respect of Units held in the treasury of the Company.

          (c) In case outstanding Units of the Company shall be subdivided into a greater number of Units, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Units shall be combined into a smaller number of Units, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) (i) Subject to the last sentence of paragraph (e) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of its Units evidences of its Indebtedness, shares of any class of Equity Interests, cash or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principals and excluding any dividend or distribution referred to in paragraph (a) or (c) of this Section), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of Unitholders entitled to such distribution by a fraction of which the numerator shall be the Conversion Price (determined as provided in paragraph (h) of this Section) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the evidences of Indebtedness, Equity Interests, cash and other assets to be distributed applicable to Units and the denominator shall be such Conversion Price, such reduction to become effective immediately prior to the opening of business on the date following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d)(i) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider those prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible.

              (ii) In case the Company shall issue its Units for a consideration per Unit less than the Current Market Price (determined as provided in paragraph (h) of this Section), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date on which the Company fixes the offering price of such additional Units by a fraction of which the numerator shall be the number of Units outstanding at the close of business on the date fixed for such determination plus a fraction equal to the aggregate consideration received by the Company from the issuance of such additional Units over the Current Market Price on the date on which the Company fixes the offering price of such additional Units (determined as provided in paragraph (h) of this Section), and the denominator of which shall be the number of Units outstanding immediately after giving effect to such issuance.

             (iii) In case the Company shall issue any securities convertible into or exchangeable for its Units for a consideration per Unit (including the minimum consideration per Unit payable upon conversion or exchange of any securities convertible into or exchangeable for Units) initially deliverable upon conversion or exchange of such securities less than the Current Market Price (determined as provided in paragraph (h) of this Section), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date on which the Company fixes the offering price of such additional Units by a fraction of which the numerator shall be the number of Units outstanding immediately prior to the issuance of such securities plus a fraction equal to the aggregate consideration received for the issuance of such securities upon (including the minimum consideration per Unit payable upon conversion or exchange of any securities convertible into or exchangeable for such Units) over the Current Market Price on the date on which the Company fixes the offering price of such additional Units (determined as provided in paragraph (h) of this Section), and the denominator of which shall be the number of Units outstanding immediately prior to the issuance of such securities plus the maximum number of Units deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange rate.

          (e) The reclassification of Units of the Company into securities which include securities other than such Units (other than any reclassification upon a consolidation or merger to which Section 13 applies) shall be deemed to involve (i) a distribution of such securities other than such Units to all holders of such Units (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of Unitholders entitled to such distribution" within the meaning of paragraph (d)(i) of this Section), and
(ii) a subdivision or combination, as the case may be, of the number of Units of the Company outstanding immediately prior to such reclassification into the number of Units outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section). Rights, options or warrants issued by the Company to all holders of the Units entitling the holders thereof to subscribe for or purchase Units (either initially or under certain circumstances), which rights, options or warrants (i) are deemed to be transferred with such Units, (ii) are not exercisable and (iii) are also issued in respect of future issuances of such Units, in each case in clauses (i) through (iii) until or upon the occurrence of a specified event or events ("TRIGGER EVENT"), shall for purposes of this Section 7 not be deemed issued until the occurrence of the earliest Trigger Event .

          (f) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of the Units of the Company cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d)(i) of this Section in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of such Units made exclusively in cash within the 12 months preceding the date fixed for the determination of Unitholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to paragraph (d)(i) or this paragraph (f) has been made previously and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) as of such date of determination of consideration payable in respect of any tender offer by the Company or a Restricted Subsidiary for all or any portion of its Units, and any purchase by the Company of its Units in the open market, consummated within the 12 months preceding such date of determination and in respect of which no Conversion Price adjustment pursuant to paragraph (f) of this Section has been made previously, exceeds 10% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on such date of determination times the number of Units of the Company outstanding on such date, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the amount of cash to be distributed at such time applicable to one Unit and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date.

          (g) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Units of the Company shall be consummated, or in case the Company shall purchase Units in the open market, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which (x) the numerator shall be the product of the Current Market Price (determined as provided in paragraph (h) of this Section) times the number of Units outstanding (including any tendered or exchanged Units) at the Expiration Time and (y) the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to Unitholders upon consummation of such tender or exchange offer, or upon such purchase, and (B) the product of such Current Market Price times such number of outstanding Units at the Expiration Time minus the number of Units accepted for payment in such tender or exchange offer, or so purchased (the "PURCHASED UNITS"). For the purpose of this paragraph, "EXPIRATION TIME" means either the last time that tenders may be made pursuant to a tender offer or exchanges may be made pursuant to an exchange offer, or the time of an agreement to purchase shares in the open market, as the case may be. Any reduction in the Conversion Price pursuant to this paragraph shall be made immediately following the close of business on the last Trading Day used to compute Current Market Price; provided that such reduction shall be deemed to have become effective immediately prior to the opening of business on the day following the Expiration Time. To the extent that a Holder converts Convertible Notes prior to the conclusion of the period for which Current Market Price is to be calculated, any adjustment in the amount of Units of the Company issuance upon exercise of such Convertible Note shall inure to the benefit of the Holder of such Convertible Note at the close of business on the first Trading Day following the Expiration Time. In no event shall the Exercise Price be increased as a result of the consummation of any of the transactions contemplated by this paragraph (g).

          (h) For the purpose of any computation under this paragraph and paragraphs (b) and (d), of this Section, the current market price per Unit (the "CURRENT MARKET PRICE") on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question. Notwithstanding anything to the contrary contained in this paragraph, (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c) or (d) above occurs on or after the 15th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation., the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c) or (d) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (d) of this Section, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of Indebtedness, shares of Equity Interests or assets being distributed applicable to one Unit of the Company as of the close of business on the day before such "ex" date. If on any date there has not been a Public Equity Offering or if there is no Closing Price available for the Units of the Company on any date, the Current Market Price shall be determined (a) in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arms-length transaction between the Company and a Person other than an affiliate (as defined in Rule 405 of the Securities Act) of the Company and the closing of which occurs on such date or within such a six-month period of (b) if no transaction shall have occurred with the six-month period preceding such date or if such transaction is in excess of $1 million, by an Independent Financial Expert appointed in the manner provided for in paragraph (i)(i) of this Section 7.

          (i) (i) If any event shall occur as to which the other provisions of this Section 7 are not strictly applicable but the failure to make any adjustment would have the effect of depriving Holders of the benefit of all or a portion of the conversion rights in respect of any Convertible Note in accordance with the essential intent and principles of this Section 7, then, in each such case, the Company shall appoint an Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 7 necessary to preserve, without dilution, such conversion rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein. As used herein, an "INDEPENDENT FINANCIAL EXPERT" is a firm (A) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (B) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

              (ii) The Company will not, by amendment of its Limited Liability Company Agreement or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary actin, avoid or seek to avoid the observance or performance of any of the terms of the Convertible Notes, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders thereof against dilution or other impairment.
     Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Units on the conversion of the Convertible Notes from time to time outstanding and
     (ii) will not take any action which results in any adjustment of the Conversion Price if the total number of Units issuable after the action upon the conversion of all of the Convertible Notes would exceed the total number of shares of such Units then authorized by the Company's Limited Liability Company Agreement and available for the purposes of issue upon such exercise.

          (j) The Company may, but shall not be obligated to, make such reductions in the Conversion Price, in addition to those required by paragraphs
(a), (b), (c), (d) and (e) of this Section, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

          (k) No adjustment in the Conversion Price shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (k) would require an increase or decrease of at least 1 percent in the Conversion Price; provided that any adjustments which by reason of this paragraph (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (l) In any case in which this Section 7 shall require that an adjustment in the Conversion Price be made effective as of or immediately after a Record Date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Convertible Note exercised after such Record Date the Units and other Equity Interests of the Company, if any, issuable upon such exercise over and above the Units and other Equity Interests of the Company, if any, issuable upon such exercise on the basis of the Conversion Price prior to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional Unit pursuant to Section 6 hereof; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Units, other Equity Interests and cash upon the occurrence of the event requiring such adjustment.

          (m) When No Adjustment Required. No adjustment need be made for a transaction referred to in subsections (a), (b), (c) or (d) of this Section 7 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Units of the Company participate in the transaction.

     8. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

          (a) the Company shall compute the adjusted Conversion Price in accordance with Section 7 and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; and

          (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall be forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders of the Convertible Notes.

     9.   Notice of Certain Corporate Action.  In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Units payable otherwise than exclusively in cash; or

          (b) the Company shall authorize the granting to the holders of Units of rights, options or warrants to subscribe for or purchase any Equity Interests of any class or of any other rights; or

          (c) of any reclassification of the Units of the Company (other than a subdivision or combination of the outstanding Units), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any holders of Equity Interests of the Company is required, or of sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company or any Subsidiary shall commence a tender or exchange offer (other than an exchange offer contemplated by clause (c) above) for all or a portion of the outstanding Units (or shall amend any such tender or exchange offer to change the maximum number of Units being sought or the amount or type of consideration being offered (including by exchange) therefor);

then the Company shall cause to be mailed to all Holders at their last addresses as they shall appear in the records of the Company, at least 21 days (or 11 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of its Units of record who will be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of its Units of record shall be entitled to exchange their Units for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender or exchange offer (other than an exchange offer contemplated by clause (y) above) commenced, the date on which such tender or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice not any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 9.

     10. Company to Reserve Units. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but issued Units or out of its Units held in treasury, for the purpose of effecting the conversion of Convertible Notes, the full number of shares of its Units then issuable upon the conversion of all outstanding Convertible Notes.

     11. Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of Units on conversion of Convertible Notes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of

Units in a name other than that of the Holder of the Convertible Note or Convertible Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     12.  Covenant as to Units.

          (a) The Company covenants that all shares of its Units which may be issued upon conversion of Convertible Notes will upon issue be validly issued, fully paid and nonassessable.

          (b) The Company shall from time to time take all action necessary so that the Units which may be issued upon conversion of Convertible Notes, immediately upon their issue, will be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which other Units of the Company are then listed or quoted.

     13. Provisions as to Consolidation or Merger. In case of any consolidation of the Company with, or merger of the Company into, any other Person or any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Units of the Company), the Person formed by such consolidation or resulting from such merger, as the case may be, shall execute and delivery to the Holder an agreement providing that the Holder of each Convertible Note then outstanding shall have the right thereafter, during the period such Convertible Note shall be convertible as specified in Section 6, to convert such Convertible Note only into the kind and amount of securities, cash and other Property, if any, receivable upon such consolidation or merger by a holder of the amount of Units of the Company into which such Convertible Note might have been converted immediately prior to such consolidation or merger, assuming such holder of Units
(i) is not a Person with which the Company consolidated or into which the Company merger or which merged into the Company, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger sale or transfer (provided that if the kind or amount of securities, cash and other Property receivable upon such consolidation or merger is not the same for each Unit held immediately prior to such consolidation or merger by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NONELECTING UNIT"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation or merger by each nonelecting Unit shall be deemed to be the kind and amount so receivable per Unit by a plurality of the nonelecting Units). Such agreement shall provide for adjustment which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Convertible Note. The above provisions of this Section shall similarly apply to successive consolidations and mergers.

     14. Denominations. The Convertible Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount at Stated Maturity.

     15.  Events of Default and Remedies.

          (a) Events of Default. "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest upon any Convertible Note as and when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (ii) default in the payment of all or any part of the principal of the Convertible Notes when and as the same becomes due and payable at maturity, by acceleration or otherwise;

        (iii) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in the Convertible Notes (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this Section 15 and continuance of such default or breach for the period of 30 days after written notice is given to the Company by the Majority Holders;

         (iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries as bankrupt or insolvent, or ordering relief against the Company or any of its Subsidiaries in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any of its Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or any of its Subsidiaries, or of the Property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; and

          (v) the Company or any of its Subsidiaries shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or Property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

          (b) Acceleration of Maturity Date; Rescission and Annulment. Subject to paragraph (i) below, if an Event of Default (other than an Event of Default arising under Section 15(a)(iv) or (v)) occurs and is continuing, then, and in every such case, unless the principal of all of the Convertible Notes shall have already become due and payable, the Majority Holders, by a notice in writing to the Company (an "ACCELERATION NOTICE"), may declare all Default Amount of, and premium, if any, and any accrued and unpaid interest on, all Convertible Notes to be immediately due and payable. If an Event of Default arising under Section 15(a)(iv) or (v) occurs, all Default Amount of, and premium, if any, and any accrued and unpaid interest on, the Convertible Notes shall be immediately due and payable without any declaration or other act on the part of the Holders thereof. Until December 31, 2004, the "DEFAULT AMOUNT" shall equal the Accreted Value of the Convertible Notes, as of the date of determination. Thereafter, the Default Amount of each Convertible Note shall equal 100 percent of the principal amount at Stated Maturity thereof.

          At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained, the Majority Holders, by written notice to the Company, may waive, on behalf of all Holders of Convertible Notes, any such declaration of acceleration if:

          (i) the Company has paid to the registered holders of the Convertible Notes a sum sufficient to pay:

                                  (a)  all accrued but unpaid interest on all
                                       Convertible Notes,

                                  (b)  the principal of any Convertible Notes
                                       which would be due otherwise than by such declaration of acceleration, and accrued but unpaid interest thereon at the rate borne by the Convertible Notes, and

                                  (c)  to the extent that payment of such
                                       interest is lawful, interest upon overdue interest at the rate borne by the Convertible Notes.

         (ii) all Events of Default, other than the non-payment of amounts due on the Convertible Notes which have become due solely by such declaration or acceleration, have been cured or waived as provided herein.

          (c) Collection of Indebtedness and Suits for Enforcement by Holders. The Company covenants that if an Event of Default in payment of principal of, or interest on, the Convertible Notes occurs and is continuing, the Company shall, upon demand of the Majority Holders, pay to the registered Holders of the Convertible Notes, the whole amount then due and payable on such Convertible Notes for the Default Amount of and interest on, and, to the extent that payment of such interest shall be legally enforceable, interest on any Default Amount and on any overdue interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of such Holders, their agents and counsel.

          If the Company fails to pay such amounts within ten days of such demand, the Majority Holders may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Convertible Notes and collect the moneys adjusted or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Convertible Notes, wherever situated. If an Event of Default occurs and is continuing, the Majority Holders may in their discretion proceed to protect and enforce the rights of the Holders of Convertible Notes by such appropriate judicial proceedings as the Majority Holders shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Convertible Notes or in aid of the exercise of any power granted herein, or therein, to enforce any other proper remedy.

          The Majority Holders shall also be authorized to take whatever additional action at law or in equity may appear to be necessary or desirable to collection the monies necessary to pay the principal and interest on the Convertible Notes.

          (d) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders of Convertible Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          (e) Delay or Omission Not Waiver. No delay or omission by any Holder of any Convertible Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by the Convertible Notes or by law to the Holders of Convertible Notes may be exercised from time to time, and as often as may be deemed expedient by such holders.

          (f) Control by Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Holders, provided that:

          (i) such direction shall not be in conflict with any rule of law or, the terms of the Convertible Notes and

         (ii) the action so directed would not be unjustly prejudicial to the holders of Convertible Notes not taking part in such direction.

          (g) Waiver of Past Default. The Majority Holders may, on behalf of all Holders of Convertible Notes, prior to the acceleration of the maturity of the Convertible Notes, waive any past default hereunder and thereunder and its consequences, except a default in the payment of the principal or, if applicable, Redemption Price of, or interest on, any Convertible Note as specified in clauses (i) and (ii) of Section 15(a).

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Convertible

Note; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          (h) Restoration of Rights and Remedies. If any Holder of Convertible Notes has instituted any proceeding to enforce any right or remedy under the Convertible Notes and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every case, subject to any determination in such proceeding, the Company and the Holders of Convertible Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holders of Convertible Notes shall continue as though no such proceeding had been instituted.

          (i) Notice to Holders of Senior Obligations. Notwithstanding anything elsewhere contained in this Section 15, if this Convertible Note is declared due and payable before its Stated Maturity, the Company shall immediately notify all holders of the Senior Obligations thereof. Notwithstanding such acceleration, the provisions of Section 5 hereof shall remain operative and no payment shall be made on this Convertible Note following such acceleration until the full and final payment of all of the Senior Obligations.

     16.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Holders of the Convertible Notes and their respective officers, authorized representatives and directors and each person, if any, who controls any of the Holders of the Convertible Notes, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any of the Holders of the Convertible Notes, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses actually incurred by the Holders of the Convertible Notes, or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) a breach by the Company of any covenant or agreement in this Convertible Note or (ii) any action taken or inaction on the part of the Company in connection with the issuance and sale of the Convertible Notes or the transactions contemplated hereby (or any other document or instrument executed herewith or pursuant hereto or pursuant to the transactions contemplated hereby (or any instrument or document executed therewith or pursuant thereto)), regardless of whether the indemnified party is a formal party to any proceeding.

          (b) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) above, such Person (hereinafter called the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (hereinafter called the "INDEMNIFYING PARTY") in writing; provided, however, that the failure to so notify the indemnifying party shall not relieve it of any obligation or liability that it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the indemnifying party and the indemnifying party was not otherwise aware of such action or claim). The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying party shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party or any affiliate of either and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among the indemnified parties, the indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any appropriate local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly after the receipt of the invoice therefor as they are incurred. Any such separate firm shall be designated in writing by Majority Holders, with respect to the Lenders, their respective affiliates and their respective successors and assigns. The indemnified party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff for which the indemnified party is entitled to indemnification pursuant to this Convertible Note, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonable withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party.

          (c) To the extent the indemnification provided in paragraph (a) of this Section 16 is for any reason unavailable to (other than by reason of exceptions provided therein), or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect
(i) the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of the Convertible Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other hand in connection with the offering of the Convertible Notes shall be deemed to be in the same proportion as the total proceeds from the offering of the Convertible Notes received by the Company bears to the fees received by the Holders who have received any such fees in respect thereof. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined in reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holders on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (d) The Company on the one hand and the Holder of this Convertible Note on the other hand agree that it would not be just and equitable if contribution pursuant to Section 16(c) were determined by pro rata allocations or by any other method of allocation that does not take account of the equitable considerations referred to in Section 16(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 16(c) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with defending or investigating any such action or claim. Notwithstanding the provisions of Section 16(c), no Holder shall be required to contribute any amount in excess of the amount by which the fees received by such Holder hereunder exceeds the amount of any damages that the Holder has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               The indemnity and contribution provisions contained in this
     Section 16 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Holders or any person controlling the Holders or under common control with or controlled by the Holders or by or on behalf of the Company and their respective officers, authorized representatives or directors or any person controlling the Company and acceptance of and payment for any of the Convertible Notes.

               The indemnity and contribution agreements contained in this
     Section 16 will be in addition to any liability that the indemnifying party or parties may otherwise have to the indemnified party or parties referred to above.

     17.  Amendments and Waivers.

         (a) With Consent of Holders. With the consent of the Majority Holders, by written act of said Holders delivered to the Company, the Company and the Majority Holders may amend or supplement the Convertible Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Convertible Notes or of modifying in any manner the rights of the Holders of the Convertible Notes. The Majority Holders may waive compliance by the Company with any provision of the Convertible Notes. Notwithstanding any of the above, however, no such amendment or waiver shall, without the consent of the Holder of each outstanding Convertible Notes affected thereby:

          (i) reduce the percentage of outstanding principal amount at Stated Maturity of Convertible Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Convertible Notes;

         (ii) reduce the rate of interest on, or of accretion in value of, any Convertible Note;

        (iii) reduce the Accreted Value or the principal amount at Stated Maturity or reduce the Default Amount that would be payable at Stated Maturity of any Convertible Note;

         (iv) alter the repayment provisions hereunder;

          (v) make any changes in this third sentence of this Section 17;

         (vi) make any amendment, modification or supplement to any Convertible Note that is not made equally to all Convertible Notes; or

        (vii) adversely affect the rights of Holders of the Convertible Notes to convert such Convertible Notes.

              No change in the terms or provisions of Sections 1, 3 or 5 hereof may be made without the prior written consent of the holders of the Senior Obligations until the payment in full of the Senior Obligations.

              It shall not be necessary for the consent of the Holders of Convertible Notes to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 17 becomes effective, the Company shall mail to the Holders of Convertible Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

              After an amendment, supplement or waiver under this Section 18 becomes effective, it shall bind each Holder of the Convertible Notes.

          (b) Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder of Convertible Notes is a continuing consent by such Holder and every subsequent Holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting such Holder's Convertible Note, even if notation of the consent is not made on any Convertible Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Convertible Note or portion of his or her Convertible Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Holders of the requisite principal amount at Stated Maturity of Convertible Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          (c) Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Convertible Note, the Company may require the Holder of the

Convertible Note to deliver it to the Company or require the Holder to put an appropriate notation on the Convertible Note. The Company may place an appropriate notation on the Convertible Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Convertible Note shall issue a new Convertible Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Convertible Note shall not affect the validity of such amendment, supplement or waiver.

     18. Definitions. As used in this Convertible Note, and unless the context otherwise requires a different meaning, the following terms have the meanings indicated:

     "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by such Person. For purposes of this definition, the terms "controlling," "under common control with" and "controlled by", and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting Equity Interests or otherwise.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors (or similar governing body) of such Person or any committee of the Board of Directors (or similar governing body) duly authorized to act on behalf of such Board of Directors (or similar governing body).

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which institutions in the City of Houston or The City of New York are authorized or obligated by law, executive order or regulation to close.

     "CAPITAL INTERESTS" means

      (1)  in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or member interests (whether general or limited);

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person; and

      (5) any warrants, options or other rights to acquire any of the interests described in clauses (1) through (4) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses
           (1) through (4) above).

     "CLOSING PRICE" on any Trading Day with respect to the per Unit price of any Units means the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such Units are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such Units are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if such Units are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange for such Units are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such Units are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

     "DEFINITIVE AGREEMENTS" means the Natural Gas Inventory Forward Sales Contract (the "Forward Sales Agreement") between EEX E&P and Bob West Treasure L.L.C. dated December 17, 1999, the Mortgage (as defined in the Forward Sales Agreement) and the Letter Agreement (as defined in the Forward Sales Agreement).

     "EEX E&P" means EEX E&P Company, L.P., a Subsidiary of the Company.

     "EQUITY INTERESTS" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

     "`EX' DATE," (i) when used with respect to any issuance or distribution, means the first date on which the Units trade regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Units means the first date on which the Units trade regular way on such exchange or in such market after the time at which such subdivision or construction becomes effective, and
(iii) when used with respect to any tender or exchange offer, means the first date on which the Units trade regular way on such exchange or in such market with the last time that tenders or exchanges as may be made pursuant to such tender or exchange offer (as it shall have been amended).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "HOLDER" means, in the case of any Convertible Note, the Person in whose name such Convertible Note is registered.

     "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property, assets or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained on the books of the Company in accordance with generally accepted accounting principles), (v) any capital lease obligation of such Person, (vi) the notional amount of any interest hedging obligations of such Person at the time of determination and
(vii) any obligation of the type referred to in clauses (i) through (vi) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

     "ISSUE DATE" means the date on which the Convertible Notes are first executed and delivered.

     "MAJORITY HOLDINGS" means the Holders of Convertible Notes holding not less than a majority in aggregate principal amount at Stated Maturity of all Convertible Notes outstanding at the time.

     "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity or similar person.

     "PUBLIC EQUITY OFFER" means an underwritten public offering of Units pursuant to an effective registration statement filed under the Securities Act.

     "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     "REDEMPTION DATE" means, when used with respect to any Convertible Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Convertible Notes pursuant to the terms of the Convertible Notes.

     "REDEMPTION PRICE" means, when used with respect to any Convertible Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Convertible Note pursuant to the terms of the Convertible Notes, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

     "RULE 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SENIOR OBLIGATIONS" means all obligations of the Company, if any, under the Definitive Agreements or any of them, whether for the physical delivery of gas, the payment of money (whether for principal, interest, fees, costs, charges or any other reason) and any and all obligations thereunder of any kind.

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation more than 50 percent of the outstanding shares of voting stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50 percent of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

     "TRADING DATE" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

     19. Invalidity. In the event that one or more of the provisions contained in this Convertible Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Convertible Note.

     20. Interest. It is the intention of the Company and the Holders of the Convertible Notes that each Holder of a Convertible Note shall conform strictly to usury laws applicable to it. According, if the transaction contemplated hereby would be usurious as to any Holder under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Holder notwithstanding the other provisions of this Convertible Note), then, in that event, notwithstanding anything to the contrary in any of the Convertible Notes or any agreement entered into in connection with or as security for the Convertible Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Holder that is contracted for, taken, reserved, charged or received by such Holder under any Convertible Note or agreements or otherwise in connection with the Convertible Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Holder on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Holder to the Company); and (ii) in the event that the maturity of the Convertible Notes is accelerated by reason of an election of the Holder thereof resulting from any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Holder may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Convertible Note or otherwise shall be cancelled automatically by such Holder as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Holder on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby by paid in full, refunded by such Holder to the Company). All sums paid or agreed to be paid to any Holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Holder, be amortized, prorated, allocated and spread throughout the full term of the Loans evidence by the Convertible Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Holder on any date shall be computed at the highest lawful rate applicable to such Holder pursuant to this Section 20 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Holder in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to such Holder until the total amount of interest payable to such Holder if the total amount of interest had been computed without giving effect to this Section 20.

     21.  Governing Law.

     THIS CONVERTIBLE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT WITH REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

     The Company has caused this Convertible Note to be duly executed.

Dated: December 17, 1999               EEX RESERVES FUNDING LLC

                                       By:______________________
                                       Name:
                                       Title:

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